EXHIBIT 10.29

January 28, 2013

VIA Fax 886-3-563-2871 and Mail

AU Optronics Corp.

1 Li-Hsn Road 2

Hsinchu, Taiwan

Attn: Paul Lee, Sr. Legal Counsel

Dear Mr. Lee:

As  you  are  aware,  on October  5,  2012,  CopyTele notified  AUO  Optronics  Corp.  (“AUO”)  of  AUO’s continuing  material  breaches  of  the  Exclusive  License  Agreement  dated  May  27,  2011  (the  “EPD

Agreement”),  and  the  License  Agreement  dated  May  27,  2011  (the  “Nano  Agreement”),  and

CopyTele’s intent to terminate the EPD Agreement and the Nano Agreement.

Since  the  October  5  notice,  AUO  has  declined  numerous  requests  to  meet  with  CopyTele  to discuss  the  pendency  of  EPD  Agreement  and  the  Nano  Agreement,  including  the  amicable resolution of all issues in dispute, and the potential cure of AUO’s breaches of the agreements.

As a result of AUO’s unwillingness to meet with CopyTele, and the continued material breaches of the  EPD  Agreement  and  the  Nano  Agreement  by  AUO,  effective  immediately,  CopyTele  hereby terminates  the  EPD  Agreement  and  the  Nano  Agreement,  in  their  entireties,  including  without limitation  any  and  all  rights,  licenses,  and  sublicensing  rights  to  the  Licensed  Technology  and  the

Licensed  Patents,  as  defined  in  the  respective  agreements.   Additionally  and  in  the  alternative,

CopyTele  hereby  demands  the  rescission  of  the  EPD  Agreement  and  the  Nano  Agreement.

CopyTele offers  to  restore  the  consideration  that  CopyTele has  received  under  those Agreements as set off against CopyTele’s damages incurred as a result of AUO’s conduct.

Thank you.

Sincerely,

Robert A. Berman

CopyTele, Inc

900 Walt Whitman Road, Melville, NY 11747